WesBanco Investment Department
& WesMark Funds
Code of Ethics

Part 1. General Principles

A.	General Statement. The Adviser’s overarching fiduciary duty is to its clients, and it is the obligation of Adviser personnel to uphold this fundamental duty. At a minimum, general principles include:

1.	The duty to place the interests of clients first

2.	All personal transactions shall be conducted in a manner consistent with the Code of Ethics and avoid any actual or potential conflict of interest or any abuse of the employee’s position of trust and responsibility.

3.	Investment Adviser personnel shall not take inappropriate advantage of their positions.

4.	Information concerning the identity of security holdings and financial circumstance of clients is confidential; and

5.	Independence in the investment decision-making process is paramount.

General principles govern the conduct of all officers and employees of the Adviser, whether or not the conduct is covered by more specific standards and procedures set forth below.

Failure to comply with the Adviser’s Code of Ethics may result in disciplinary action, including termination of employment.

Part 2. Scope of the Code

A.	Topics addressed by the Code

1.	Fiduciary duty of the Adviser’s officers and employees;

2.	Compliance with applicable federal securities law;

3.	Personal securities transactions;

4.	Insider trading;

5.	Gifts;

6.	Conflicts of interest;

7.	Compliance procedures; and

8.	Record keeping

B.	Persons covered by the Code

1.	“Supervised Persons” include

a)	Directors, officers, and partners of the Adviser (or other persons occupying a similar status or performing similar functions); or

b)	Employees of the Adviser; or

c)	Certain employees of affiliates; or

d)	Particular persons designated by the chief compliance officer; or

e)	Any other person who provides advice on behalf of the Adviser and is subject to the Adviser’s supervision and control;

2.	“Access Persons” include

a)	Directors, officers and general partners of the funds; or

b)	Any Advisory Person; or

c)	Any Supervised Person who has access to non-public information regarding any clients’ purchase or sale of securities or nonpublic information regarding the portfolio holdings of any fund the Adviser or its control affiliates manage; or

d)	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic.

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3.	“Advisory Persons” – employees and certain control persons (and their employees) who make, participate in, or obtain information regarding fund securities transactions or whose functions related to the making of recommendations with respect to fund transactions;

4.	“Adviser” refers to WesBanco Investment Department, A separately identifiable department of WesBanco Bank, Inc., and an investment adviser registered with the Securities and Exchange Commission.

Terms such as “Employee”, “Account”, “Supervised Person” and “Access Person” shall include “Family Members” defined as the person’s immediate family (including any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest (such as a trust). This will include other persons that are part of an employee’s household and for whom the employee influences investment decisions.

C.	Securities Covered by the Code

1.	“Covered Security” means any stock, bond, future, investment contract or any other instrument considered a “security” under the Investment Advisers Act of 1940. The term “Covered Security” is intended to be very broad and includes items such as:

a)	Options on securities, on indexes and on currencies;

b)	All kinds of limited partnerships;

c)	Foreign unit trusts and foreign mutual funds;

d)	Exchange Traded Funds (“ETF”)s; and

e)	Private investment funds, hedge funds, and investment clubs.

2.	“Covered Security” does not include:

a)	Direct obligations of the US Government (e.g. treasury securities);

b)	Bankers acceptances, bank certificates of deposit, commercial paper and high quality short term debt obligations, including repurchase agreements;

c)	Shares issued by money market funds;

d)	Shares of open end mutual funds that are not advised or sub-advised by the Adviser; and

e)	Shares issued by unit investment trusts that are invested exclusively in one or more open end funds, none of which are funds advised or sub-advised by the Adviser.

Part 3. Standards of Business Conduct

A.	Compliance with Laws and Regulations

(1)	Supervised Persons are required to comply with federal securities law. As part of this requirement, Supervised Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

(a)	To defraud such client in any manner;

(b)	To mislead such client, including by making a statement that omits material facts;

(c)	To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;

(d)	To engage in any manipulative practice with respect to such client; or

(e)	To engage in any manipulative practice with respect to securities, including price manipulation.

(2)	Supervised Persons are required to comply with any other laws or regulations that may be applicable including, but not limited to, Regulation S-P (privacy requirements) and anti-money laundering requirements imposed on mutual funds.

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B.	Conflicts of Interest

As a fiduciary, the Adviser has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing any conflict that does arise with respect to any client. Individuals subject to the Code must avoid situations that have even the appearance of conflict or impropriety.

(1)	Conflicts among client interests. Conflicts of interest may arise where the Adviser or its Supervised Persons have reason to favor the interests of one client over another client. Inappropriate favoritism of one client over another is prohibited and will constitute a breach of fiduciary duty.

(2)	Competing with client trades. “Access Persons” are prohibited from using knowledge of pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities. Conflicts raised by personal securities transactions are further addressed in Section D of this Part 3 below.

(3)	Other potential conflicts.

(a)	Disclosure of personal interest. “Advisory Persons” are prohibited from recommending, implementing or considering any securities transactions for a client without having disclosed any material beneficial ownership, business or personal relationship or other material interest they may have in the issuer or its affiliates to the chief compliance officer. If the chief compliance officer deems the disclosed interest to present a material conflict, the “Advisory Person” may not participate in any decision-making process regarding the securities of that issuer.

(i)	This provision applies in addition to the Adviser’s quarterly and annual reporting requirements.

(ii)	Research analysis. If an “Advisory Person” has a material interest in an issuer, the Adviser may assign a different person to provide research analysis on the issuer.

(b)	Brokerage. Supervised Persons must act in the best interest of the Adviser’s clients regarding execution and other costs paid by clients for brokerage services. The Adviser expects strict adherence to the Adviser’s policies and procedures regarding brokerage, including allocation, best execution, soft dollars and directed brokerage.

C.	Insider Trading.

Supervised Persons are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information. Supervised Persons are also prohibited from communicating material nonpublic information to others in violation of any federal or state statute or regulation. Supervised Persons are required to read and understand the Adviser’s policy regarding insider trading.

1.	Penalties. Potential penalties for insider trading can include civil injunction, permanent bars from employment in the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines, and jail sentences.

2.	Material Nonpublic Information. The term “material nonpublic information” relates not only to issuers but also to securities recommendations made by the Adviser and client securities holdings and transactions.

D.	Personal Securities Transactions - Restrictions.

Supervised Persons are required to strictly comply with the Adviser’s polices and procedures regarding personal securities transactions, including the “Compliance Procedures” detailed in Part 4 below. Specific provisions for personal transactions include:

1.	Prior Knowledge. No Supervised Person may execute a personal transaction in a security, directly or indirectly, when he or she knows, or should have known that:

a)	The security is being considered for purchase or sale by any client of the Adviser; or

b)	The security is being purchased or sold by a client of the Adviser.

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2.	Initial Public Offerings – Prohibited. All Supervised Persons are prohibited from acquiring any securities in an initial public offering. The only exceptions to this prohibition are:

a.	IPO’s relating to securities of the employer of a spouse, when offered to all employees at the spouse’s level, or the demutualization of insurance companies, banks or savings and loans when the Supervised Person is a policy holder or depositor of the institution and the securities are offered to all persons with the same policy holder or depositor status; and

b.	Initial public offerings of diversified investment funds, including closed-end funds and unit investment trusts.

3.	Limited or Private Offerings – Pre-Clearance. Acquisition of securities through a limited offering or private placement must have express prior approval from the Chief Compliance Officer. Factors considered before granting approval include whether the investment opportunity should be reserved for clients, and whether the investment opportunity is being offered to an individual because of his or her position with the Adviser.

a.	Access Persons who receive approval to acquire securities in a private placement must disclose that investment if the Adviser is subsequently considering an investment for clients in securities of the same issuer; and

b.	Under such circumstances, the Access Person will recuse himself or herself from any part of the decision-making process regarding acquisition of the issuer’s securities for clients.

4.	Exchange Traded Funds (“ETF”)s . Exchange Traded Funds are considered Covered Securities and are subject to all restrictions and pre-clearance requirements because they are traded in the secondary market like individual stocks.

5.	Blackout Periods. Supervised Persons are prohibited from executing a securities transaction on a day during which any client of the Adviser has a pending “buy” or “sell” order in the same or related security until that order is executed or withdrawn. In addition, Access Persons as defined above, are prohibited from the purchase or sale of a security for seven (7) days prior to and seven (7) days after a client purchases or sells the same or a related security, or a recommendation is made to purchase or sell the same or a related security for clients.

6.	Short Term Trading. Supervised Persons must

a)	Hold securities purchased for at least sixty (60) days.

b)	Any profits realized from the sale of securities owned less then 60 days shall be disgorged to a charity chosen by the Supervised Person, and supporting documentation of the contribution will be provided to the Chief Compliance Officer.

c)	Transactions in funds advised by the Adviser are also covered under this short term trading policy. The minimum holding period for funds advised by the Adviser is sixty (60) days unless the fund has a redemption fee provision lasting longer then sixty days. In which case, the holding period will be the same as the redemption fee period.

d)	An exception to this holding period requirement will be made for asset allocation adjustments made to investments in funds advised by the Adviser. Asset allocation adjustments may be made no more frequently than once every 31 days and are subject to pre-clearance.

e)	An exception to this holding period may be made in the event of an unforeseen emergency upon request to the Chief Compliance Officer.

7.	Miscellaneous Restrictions.

a)	Short Sales. Supervised Persons are prohibited from selling short any security held by any client of the Adviser.

b)	Options or Futures. Options and futures are Covered Securities subject to all sections of the Code. Approval for transactions in options and futures related to securities held by any client of the Adviser must have pre-clearance approval from the Senior Vice President – Investment Department and the Chief Compliance Officer.

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c)	Limit Orders. “Good til canceled” orders are not allowed and limit orders are only allowed for same day orders or for next business day if the order is entered after market close.

d)	Restricted List. Supervised Persons are prohibited from purchasing or selling any security listed on the Restricted List.

e)	Frequent Trading. In addition to the prohibition on short-term trading, frequent trading is strongly discouraged because it may be a potential distraction from servicing clients.

E.	Gifts and Entertainment.

General Statement. A conflict of interest occurs when the personal interests of employees interfere or could potentially interfere with their responsibilities to the Adviser and to its clients. The overriding principle is that Supervised Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other thing of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Supervised Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the Supervised Person.

1.	Gifts. No Supervised Person may receive any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year to or from any person or entity to or through whom the Adviser or the Funds purchases or sell securities, or an issuer of securities. For purposes of this Code, de minimis value is equal to $100 or less. This prohibition shall not apply to:

a)	salaries, wages fees or other compensation paid or expenses paid or reimbursed, in the usual scope of an Access Person’s employment responsibilities for the Adviser;

b)	meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

c)	advertising or promotional material of a nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

d)	the acceptance of gifts, meals, refreshments or entertainment of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job or recognized holiday; or

e)	the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

2.	Cash. No Supervised Person may give or accept cash gifts or cash equivalents to or from a client, prospective client or any person or entity that does business with or on behalf of the Adviser or Funds advised by the Adviser.

F.	Confidentiality.

Information concerning the identity of security holdings and financial circumstances of clients is confidential.

1.	Adviser Duties. All information regarding clients, including former clients, must be kept in strict confidence, including the client’s identity and financial circumstances (if applicable), the client’s security holdings, and advice furnished to the client by the Adviser.

2.	Duties of Supervised Persons. Supervised Persons are prohibited from disclosing to persons outside the Adviser any material nonpublic information about any client, the securities investments made by the Adviser on behalf of a client, information about contemplated securities transactions, or information regarding the Adviser’s trading strategies, except to effectuate securities transactions on behalf of a client or other legitimate business purposes.

3.	Disclosure to non-access persons with the Adviser or affiliates. Supervised Persons are prohibited from disclosing nonpublic information concerning clients or securities transactions to non-access persons within the Adviser or department. Similarly, Supervised Persons are prohibited from sharing information with persons employed by affiliated entities, except for legitimate business purposes.

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4.	Disclosure of fund information. No portfolio holding or any other material nonpublic information regarding a fund advised by the Adviser may be disclosed, unless the same data is posted on the public web site or is otherwise publicly available on a simultaneous basis.

G.	Service on Board of Directors.

Because of the high potential for conflicts of interest and potential insider trading, service on the Board of Directors of public companies will be prohibited unless prior written approval is granted by the Executive Vice President of the Adviser, and only when it is determined that the board service would be in the best interest of the Adviser’s clients. If board service is granted, Access Persons have an affirmative duty to recuse themselves from participating in any deliberations regarding such issuer. This shall not restrict service on the board of WesBanco, Inc., its subsidiaries, or the WesMark Funds.

H.	Other Outside Activities.

Supervised Persons are prohibited from participating in outside business or investment activities that would interfere with their duties with the Adviser or the Adviser’s duties to its clients. Supervised Persons wishing to participate in outside business activities that do not interfere with their duties with the Adviser or the Adviser’s clients shall obtain prior approval from the Executive Vice President and Chief Compliance Officer of the Adviser. In addition, Supervised Persons will obtain approval from the Executive Vice President and Chief Compliance Officer of the Adviser prior to accepting an executorship, trusteeship, or power of attorney, other than with respect to a family member.

I.	Direct Stock Purchase Plans.

Supervised Persons are prohibited from the purchase or sale of securities directly through a company’s stock purchase program, unless the purchases or sales are part of a systematic investment or withdrawal plan, or the purchase or sale is specifically approved by the Chief Compliance Officer as an exception. Specifically excluded from this provision is the purchase of shares through an employer’s stock purchase plan.

J.	Marketing and Promotional Activities.

All oral and written statements including those made to clients, prospective clients, their representatives, or the media, must be professional, accurate, balanced and not misleading in any way.

Part 4. Trustees, and Officers of the Funds who are not Employees of the Adviser.

Notwithstanding other restrictions or exemptions provided under the Code, Trustees of funds advised by the Adviser and Officers of funds adviser by the Adviser who are not employees of the Adviser are subject only to the following subsections of Part 3 of the WesBanco Investment Department Code of Ethics.

1.	Compliance with Laws and Regulations	Section A
2.	Conflicts of Interest	Section B
3.	Insider Trading	Section C
4.	Prior Knowledge	Section D-1
5.	Holding Period – WesMark Funds	Section D-5-c
6.	Confidentiality	Section F

Part 5. Compliance Procedures

A.	Personal Securities Transaction Procedures and Reporting

1.	Pre-Clearance Procedures. Supervised Persons are required to obtain pre-clearance for transactions in Covered Securities, including any voluntary purchases or sales of funds advised by the Adviser, in any account in which they or any persons in their household have a direct or indirect beneficial interest. Specific pre-clearance procedures are located in Appendix A – Associated Procedures.

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a)	Person Designated to Review/Approve Transactions. The Adviser has designated the Chief Compliance Officer as the individual responsible for the review and approval of personal securities transactions.

b)	Transaction Approval Request. Supervised Persons will complete the Transaction Approval Request form, providing all relevant information regarding the proposed transaction, and submit it to the Chief Compliance Officer for review and approval.

c)	Approval for Chief Compliance Officer’s Trades. The Senior Vice President-Investment Department will review and approve or deny transactions proposed by the Chief Compliance Officer.

d)	Documentation. Originals of the Transaction Approval Request form will be maintained by the Chief Compliance Officer for comparison with confirmations and statements when received and further retained as required by law.

2.	Reporting Requirements.

a)	Holdings Reports. All Access Persons are required to submit to the Chief Compliance Officer a report of all holdings in Covered Securities within 10 days of becoming an Access Person and at least annually thereafter. The holdings report must include (i) title, exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Covered Security in which the Access Person has any direct or indirect beneficial ownership; (ii) the name of any broker, dealer, bank or other financial institution with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit, including any trusts; and (iii) the date the report is submitted. Information provided must be current as of a date no more than 45 days before (i) the person becomes an Access Person (for the initial report) or (ii) the date of the report (for annual reports).

b)	Interested trustees of funds advised by the Adviser are required to submit to the Chief Compliance Officer a report of all holdings in Covered Securities within 10 days of becoming an Access Person, and at least annually thereafter. The holdings report must include all information itemized in 2(a) above. The information must be current as of a date no more the 45 days before (i) the interested trustee becomes an Access Person (for the initial report) or (ii) the date of the report (for annual reports).

c)	Independent trustees of funds advised by the Adviser need not make initial or annual holding reports. Independent trustees are required to notify the Chief Compliance Officer of the Adviser when they establish an account directly with any fund which is advised by the Adviser, or any account established with another broker, dealer, bank or financial institution for the purpose of holding shares of funds advised by the Adviser. Independent trustees are strongly encouraged to establish accounts directly with the funds for the purpose of purchasing or selling shares of funds advised by the Adviser.

d)	Quarterly Transaction Reports. Every Access Person shall submit a report to the Chief Compliance Officer of the Adviser not later than 30 days after the end of a calendar quarter, which contains the following information with respect to any transaction during the quarter in a Covered Security, in which the Access Person had any direct or indirect beneficial ownership (i) the date of the transaction; (ii) the title or complete description of the Security; (iii) as applicable the exchange ticker symbol or CUSIP number; (iv) the interest rate and maturity date (if applicable); (v) the number of shares, and the principal amount of each Security involved; (vi) the nature of the transaction, such as purchase, sale or any other type of acquisition or disposition; (vii) the price of the Security at which the transaction was effected; (viii) the name of the broker, dealer or bank through whom the transaction was effected; (ix) if there were no Security transactions during the quarter, then a statement to that effect or the word “None” indicated on the report; (x) the date the report is submitted; and (xi) signature of the Access Person

e)	Notification of Brokerage Accounts. Notification of any account established with any broker, dealer, bank or other financial institution since the most recent quarterly report, in which the Access Person has any direct or indirect beneficial interest must be provided, including the name(s) of the broker, dealer, bank or other financial institution, address(es) and account number(s).

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f)	Interested Trustees Transaction Report. An interested trustee to a fund advised by the Adviser shall submit a report to the Chief Compliance Officer of the Adviser not later than 30 days after the end of a calendar quarter, which contains all information as specified in 2(d) and 2(e) above, including transactions in shares of funds advised by the Adviser, unless the report will duplicate information provided on broker or fund trade confirmations received by the Chief Compliance Officer of the Adviser.

g)	Independent Trustee Transaction Report. An independent trustee to a fund advised by the Adviser need only report a transaction in a Covered Security in a quarterly transaction report if such trustee, at the time of the transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the fund, should have known that, during the 15 day period immediately before or after the date of the transaction by the trustee, such Covered Security was purchased or sold by the fund or was being considered by the fund or the Adviser for purchase or sale by the fund. Independent Trustees will report transactions in shares of funds advised by the Adviser, unless the report will duplicate information provided on broker or fund trade confirmations received by the Chief Compliance Officer of the Adviser.

3.	Exemptions from Reporting and Pre-Clearance

a)	Reporting Exemptions. A transaction report need not be submitted with respect to (i) transactions effected pursuant to an automatic investment plan; and (ii) if information on the report would duplicate broker trade confirmations or account statements that the Adviser holds in its records, so long as the firm receives the confirmations and statements no later than 30 days after the end of the applicable calendar quarter.

b)	Pre-clearance exemptions. The following types of transactions are exempt from pre-clearance (but not from reporting requirements):

(i)	Purchase or sales in accounts over which the Access Person has no direct or indirect influence or control;

ii)	Purchases or sales pursuant to an automatic investment plan, including systematic purchase or sale of funds advised by the Adviser;

iii)	Rebalancing of an Access Person’s 401(k) account in accordance with a documented asset allocation program. This includes the purchase or sale of funds advised by the Adviser as part of the rebalancing, subject to the required 31 day minimum holding period as detailed above in Part 3, Section D (5) (d), as well as the purchase and sale of shares of WesBanco stock, for the sole purpose of bringing the account back into conformity with the asset allocation plan;

iv)	Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired;

v)	Acquisition of securities through stock dividends, dividend reinvestment, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

vi)	Open end investment company shares other then shares of investment companies advised by the Adviser, with the exception noted in (iii) above; and

vii)	Other non-volitional events, such as assignment of options or exercise of an option at expiration.

4.	Duplicate Confirmations and Statements. Access Persons are required to provide the Chief Compliance Officer with the name, address and account number of brokers, dealers, banks or other financial institutions, for all accounts held for the benefit of the Access Person either directly or indirectly. The Chief Compliance Officer will direct the broker, dealer, bank or other institution to provide to the Chief Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

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5.	Monitoring of Personal Securities Transactions. The Chief Compliance Officer is responsible for reviewing and monitoring personal securities transactions and the trading patterns of Access Persons. The Senior Vice President – Investment Department, will review and monitor transactions executed by the Chief Compliance Officer. In the absence of the Chief Compliance Officer, the Senior Vice President – Investment Department will review and monitor the personal securities transactions of Access Persons.

6.	Violations of the Code. Violations of the Code will be reported to the Executive Vice President – Trust and Investments and the Senior Vice President – Investment Department.

B.	Certification of Compliance.

1.	Initial Certification. The Chief Compliance Officer will provide a copy of the Code of Ethics to all new Supervised Persons. Each Supervised Person will be required to submit a written acknowledgement that they have received, read, understand, and agree to comply with the terms of the Code.

2.	Acknowledgement of Amendments. The Chief Compliance Officer will provide copies of all amendments to the Code to all Supervised Persons, and the Supervised Persons shall submit an acknowledgement that they have received, read and understand the amendments to the Code. Material changes to the Code will be brought to the attention of Supervised Persons.

3.	Annual Certification. Annually, or upon request of the Chief Compliance Officer, each Supervised Person will certify that they have read, understand and complied with the Code of Ethics.

Part 6. Record Keeping

The following records will be maintained in a readily accessible place:

1.	A copy of each Code that has been in effect at any time during the past five years;

2.	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

3.	A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a Supervised Person;

4.	Holdings and transactions reports made pursuant to the Code , including any brokerage confirmations and statements made in lieu of these reports;

5.	A record of persons who are currently, or within the past five years were, Access Persons;

6.	A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in limited offerings for at least five years after the end of the fiscal year in which approval was granted

7.	A record of persons responsible for reviewing Access Persons’ reports currently or during the last five years; and

8.	A copy of reports provided to the Board of Trustees of funds advised by the Adviser.

Part 7. Form ADV Disclosure

A description of the Adviser’s Code of Ethics will be made available on Schedule F of Form ADV, Part II. In addition, the Adviser will provide a copy of the Code of Ethics to any client or prospective client upon request.

Part 8. Administration and Enforcement of the Code

A	Training and Education. The Chief Compliance Officer is responsible for training and educating Supervised Persons regarding the Code of Ethics. Training will occur periodically and all Supervised Persons are required to attend any training sessions and read any applicable materials.

B.	Annual Review. The Chief Compliance Officer will at least annually review the Code for adequacy and the effectiveness of its implementation.

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C.	Board Approval. The Code will be presented to the fund’s Board of Trustees for approval. Any material amendments to the Code will also be presented to the Board for approval.

D.	Report to the Board of Trustees. An annual written report will be provided to the Board of Trustees of the funds which will describe any issues arising under the Code since the last report, including information about material violations of the Code and sanctions imposed in response to such violations. The report will include a discussion of whether any waivers that might be considered important by the board were granted during the period. The report will certify the Adviser has adopted procedures reasonably necessary to prevent persons from violating the Code.

E	Report to Senior Management. The Chief Compliance Officer of the Adviser will report at least annually to senior management of the advisor and senior management of such affiliates as is deemed appropriate, concerning the annual review of the Code and whether any material violations of the Code have occurred.

F.	Reporting Violations. All Supervised Persons are required to report violations of the Code promptly to the Chief Compliance Officer of the Adviser.

1.	Confidentiality. All reports of violations of the Code will be kept confidential to the extent permitted by law, and investigated promptly and appropriately. Reports may be submitted anonymously.

2.	Alternate Designee. Employees may report violations of the Code to the Senior Vice President – Investment Department or to the Executive Vice President Trust and Investments in the event the Chief Compliance Officer is unavailable, or is involved in the violation.

3.	Types of Reporting. Some types of issues that require reporting are noncompliance with applicable laws, rules and regulations; fraud or illegal acts involving any aspect of the Adviser’s business; material misstatements in regulatory filings, internal books and records, client records or reports; activity that is harmful to clients, including fund shareholders; and deviations from required controls and procedures that safeguard clients and the Adviser.

4.	Retaliation. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code.

G.	Sanctions. Any violation of the Code may result in any disciplinary action the Chief Compliance Officer and Senior Management deems appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion, or termination of employment.

H.	Further Information Regarding the Code. Questions regarding the Code and other ethics related questions and issues should be addressed to the Chief Compliance Officer of the Adviser.

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2001

CODE OF ETHICS FOR ACCESS PERSONS

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CODE OF ETHICS REGARDING PERSONAL SECURITIES TRADING

Pursuant to rule I7j-1 under the Investment Company Act of 1940, this Code of Ethics has been adopted on behalf of the Adviser, the Underwriters, and each investment company that is served by the Board of Directors of the Federated Funds.

I.	Fiduciary Duty

a)	Each Access Person must:

i)	place the Funds’ interests ahead of their personal interests;

ii)	avoid conflicts of interest and the appearance of any conflict with the Funds; and

iii)	conduct their personal transactions in a manner, which does not interfere with Fund portfolio transactions or otherwise take unfair or inappropriate advantage of their relationship to the Fund.

For example, the failure to recommend or purchase a Covered Security for the Fund may be considered a violation of this Code.

b)	Every Access Person must adhere to these general fiduciary principles, and comply with the specific provisions and Associated Procedures of this Code. Technical compliance with the terms of this Code and the Associated Procedures may not be sufficient where the transactions undertaken by an Access Person show a pattern of abuse of the Access Person’s fiduciary duty.

II.	Reporting Requirements

Every Access Person is required to submit reports of all accounts and any transactions in Covered Securities as indicated below.

Covered Securities transactions of Access Persons will be reviewed for compliance with the provisions of this Code. A violation may result from either a single transaction or multiple transactions if the Compliance Department determines that the provisions of this Code have been violated.

Initial Reporting Requirements

a)	Within 10 calendar days of commencement of employment as an Access Person, the Access Person will provide the Compliance Department a list including:

i.	the full name, description, number of shares and principal amount, of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; and

ii.	the name and address of any broker, dealer or bank maintaining an account in which any Securities are held.

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b)	The Compliance Department will direct the broker, dealer or bank maintaining each account to provide duplicate confirmations of all transactions and account statements directly to the attention of the Chief Compliance Officer, in a timely fashion. Each Access Person must assure that such information is received.

Quarterly Reporting Requirements

c)	Not later than 10 calendar days after the end of the calendar quarter, every Access Person must review the information received by the Compliance Department relating to the personal transactions in any Covered Security (other than those personal transactions in Securities exempted under Section IV. of this Code).

d)	Each Access Person must complete the quarterly reporting requirements using TradeComply to:

i.)	confirm that all Covered Security transactions during the previous calendar quarter in all personal and household member accounts have been reported,

ii.)	confirm that all open account information, including names of brokers, banks and dealers, addresses and account numbers have been reported,

iii.)	notify the Compliance Department of any new accounts established with brokers, banks or dealers during the quarter and the date the account was established,

iv.)	resolve any discrepancies with the Compliance Department, and

v.)	record an electronic signature on TradeComply.

Annual Reporting Requirements

e)	On an annual basis and within 10 calendar days of a request of the Compliance Department, every Access Person is required to (1) certify that he or she has read the Code, and (2) acknowledge their understanding of and compliance with the Code, its requirements and Associated Procedures. At the same time, the Access Person must review a current list of securities held in the Access Person’s account(s) as reported to the Compliance Department and:

i.)	review for accuracy all securities held in all personal and household member accounts, including the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

ii.)	review for accuracy all open account information, including names of brokers, banks and dealers, addresses and account numbers;

iii.)	resolve any discrepancies with the Compliance Department;

iv.)	record an electronic signature on TradeComply.

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Exemption for Disinterested Directors

f)	A Disinterested Director is exempt from the “initial reporting requirements” and “annual reporting requirements”. A Disinterested Director shall be exempt from the “quarterly reporting requirements” so long as, at the time of the personal transaction in the Covered Security, the Disinterested Director neither knew nor should have known that the Covered Security was purchased or sold by the Fund, or considered for purchase or sale.

III.	Pre-Clearance Requirement

a)	Access Persons must preclear every purchase or sale of a Covered Security in which the Access Person has a beneficial interest (including transactions in pension or profit-sharing plans), in accordance with the Associated Procedures governing pre-clearance.

i.)	Domestic securities must be precleared using TradeComply.

ii.)	Foreign securities must be precleared using TradeComply, and if approved, must also be precleared by the Head Trader or Senior Vice President in the Federated Global New York office, by submitting a completed “Personal Transaction Notification” form (see addendum) to the Head Trader or Senior Vice President in the Federated Global New York office.

iii.)	Access Persons without access to TradeComply must contact the Compliance Department for Forms to be used when submitting preclearance requests.

b)	Duration. Preclearance Approval remains in effect until the end of the following business day.

c)	Pre-clearance does not protect wrongdoing. Preclearance approval and the receipt of express prior preclearance approval does not exempt you from the prohibitions outlined in this Code.

d)	Options. When trading options, the Access Person must preclear the underlying security before entering into the option contract.

e)	Pre-clearance requirements do not apply to:

i.)	Non-volitional purchases or sales.

ii.)	Dividend reinvestment plan; or automatic payroll deduction plan purchases that are either (a) made solely with the dividend proceeds, or (b) whereby an employee purchases securities issued by an employer.

iii.)	Exercise of rights to purchase and any sales of such rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer.

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iv.)	Purchases and sales of an Index Security as determined by the Compliance Department.

v.)	Gifts or charitable donations of a Covered Security.

vi.)	Purchases and sales of Covered Securities executed by a person deemed to be an Access Person solely by reason of his position as an Officer and/or Director or Trustee of the Fund. This exemption does not apply to those persons who are Officers and/or Directors of an Underwriter or Adviser.

vii.)	Purchases and sales of Covered Securities executed by a Disinterested Director.

IV.	Exempt Transactions

a)	Purchases or sales of the following Securities are not subject to the Preclearance or Prohibitions and Restrictions sections of this Code:

i.)	direct obligations of the Government of the United States and U.S. Government Agencies.

ii.)	bankers’ acceptances;

iii.)	bank certificates of deposit;

iv.)	commercial paper;

v.)	high quality short-term debt instruments, including repurchase agreements; and

vi.)	shares of registered open-end investment companies.

b)	Discretionary Accounts over which the Access Person has no direct or indirect influence or control are not subject to preclearance requirements or blackout periods, but retain the prohibition on IPOs specified in this Code and are subject to all reporting requirements.

V.	Prohibitions and Restrictions

a)	IPOs are Prohibited

Access Persons may not acquire any Security in an initial public offering (“IPO”); with the exception that IPOs relating to securities of the employer of a spouse, when offered to all employees at the spouse’s level, or the demutualization of insurance companies, banks or savings and loans are allowed.

b)	Private Placements Require Prior Compliance Approval

Access Persons may acquire a Security in a private placement or other limited offering, only if they request and receive the express prior approval of the Compliance Department.

If an Investment Person receives prior approval and acquires a Security in a private placement, the Investment Person must disclose this investment to the

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Chief Investment Officer (or his designee) before the Investment Person may participate in any subsequent consideration of any potential investment by the Fund in the issuer of that Security.

Following a purchase by an Investment Person in an approved personal transaction, any purchase by the Fund of Securities issued by the same company (other than secondary market purchases of publicly traded Securities) will be subject to an independent review by the Compliance Department.

c)	Recommendation to Buy or Sell / Restricted List

Research analysts covering, recommending or trading a Security in a model portfolio may not execute a personal transaction in that Covered Security within seven (7) days before or after a recommendation is made to “buy” or “sell” that security or it is added to the “restricted list” or the model portfolio trade occurs. This provision supersedes both the de minimis rule provided below and any prior preclearance.

Other Investment Personnel not involved in recommending a security may not execute a personal transaction in a Covered Security within seven (7) calendar days after a recommendation is made to “buy” or “sell” that security or it is added to the “restricted list.” This provision supersedes both the de minimis rule provided below and any prior preclearance.

Other Access Persons are restricted from executing a personal transaction in any Covered Security for 24 hours after a recommendation is made to “buy” or “sell” that security or it is added to the “restricted list”, subject to the de minimis rule, provided below, and prior preclearance.

d)	Fund Trades

Portfolio managers of a Fund and research analysts covering or recommending a Covered Security are prohibited from purchasing or selling that Security within seven (7) days before or after the Fund purchases or sells that Security. This provision supersedes both the de minimis rule provided below and any prior preclearance.

Investment Personnel not involved in recommending a security or ordering a trade in that security may not purchase or sell a Covered Security within seven (7) calendar days after the Fund purchases or sells the same Covered Security, subject to the de minimis rule provided below, and prior preclearance.

Access Persons are restricted from executing a personal transaction in any Covered Security at any time during which the Fund has a pending “buy” or “sell” order for that Covered Security, until the Fund’s orders are either executed or withdrawn, subject to the de minimis rule, provided below and prior preclearance.

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e)	Prior Knowledge

No Access Person may execute a personal transaction, directly or indirectly, in any Covered Security, and neither the de minimis rule provided below nor any prior preclearance will apply, when he or she knows, or should have known, that the Covered Security:

i.)	is being considered for purchase or sale by the Fund; or

ii.)	is being purchased or sold by the Fund.

f)	De Minimis Exceptions

Unless otherwise specified, de minimis rules will apply, whereby:

i.)	blackout periods do not apply for a personal transaction of $10,000 or less in any large cap security (defined as companies with market capitalization equaling or exceeding $10 billion), and

ii.)	fund transactions of $100,000 or less in a security already held in the Fund portfolio will be excluded from “Fund trades” for purposes of prompting a blackout period.

iii.)	These de minimis provisions do not apply to specified investment personnel, as provided in Sections V(c) and V(d), above.

iv.)	De Minimis rules do not protect wrongdoing. Any purchase or sale by any Access Person undertaken in reliance on this provision remain subject to the prohibitions enumerated in this Code and the judgment of the Compliance Department, notwithstanding any other provisions of this Code.

g)	Serving on Boards of Directors

All Investment Personnel are prohibited from serving on the boards of directors of any issuer of a Covered Security, absent express prior authorization from the Compliance Department. Authorization to serve on the board of such a company may be granted in instances where the Compliance Department determines that such board service would be consistent with the interests of the Investment Company and its shareholders. If prior approval to serve as a director of a company is granted, Investment Personnel have an affirmative duty to recuse themselves from participating in any deliberations by the Fund regarding possible investments in the securities issued by the company on whose board the Investment Personnel sit. (This shall not limit or restrict service on the Board of Federated Investors, Inc.)

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h)	Every Access Person is prohibited, in connection with the purchase or sale, directly or indirectly, by the Access Person of a Security Held or to be Acquired by the Fund from:

i.)	employing any device, scheme or artifice to defraud the Fund;

ii.)	making any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

iii.)	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

iv.)	engaging in any manipulative practice with respect to the Fund.

Examples: Causing the Fund to purchase a Covered Security owned by the Access Person for the purpose of supporting or driving up the price of the Covered Security, and causing the Fund to refrain from selling a Covered Security in an attempt to protect the value of the Access Person’s investment, such as an outstanding option.

i)	Notwithstanding the other restrictions of this Code to which Disinterested Directors are subject, subparagraphs (a) through (d) of this Section V shall not apply to Disinterested Directors.

VI.	Prohibition on Giving / Receiving Gifts

Every Access Person is prohibited from giving or receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year to or from any person or entity from, to or through whom the Fund purchases or sells Securities, or an issuer of Securities. For purposes of this Code, “de minimis value” is equal to $100 or less. This prohibition shall not apply to:

a)	salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Access Person’s employment responsibilities for the Access Person’s employer;

b)	meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

c)	advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

d)	the acceptance of gifts, meals, refreshments, or entertainment of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job or recognized holiday; or

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e)	the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

VII.	Sanctions

a)	The Compliance Department will review personal trading activity and trading records to identify possible violations, including:

i.)	delay in reporting individual investments or investment accounts

ii.)	failure to report individual investments or investment accounts

iii.)	filing false or incomplete reports

iv.)	failure to preclear individual trades

v.)	executing trades that violate provisions of this Code

vi.)	failure to comply with the receipt of gifts provision

Violations noted will be identified as being technical, substantive or material.

b)	Upon determining that a violation of this Code or its Associated Procedures has occurred, the Compliance Department may take such actions or impose such sanctions, if any, as it deems appropriate, including, but not limited to:

i)	a letter of censure;

ii)	suspension;

iii)	a fine, either nominal or substantial;

iv)	the unwinding of trades;

v)	the disgorging of profits; or

vi)	the recommendation that the employment of the violator be terminated.

c)	Sanctions listed above may be assessed individually or in combination. Prior violations of the Access Person and the degree of responsibility exercised by the Access Person will be taken into consideration in the assessment of sanctions.

(In instances where a member of the Access Person’s household commits the violation, any sanction will be imposed on the Access Person.)

d)	Violations of Investment Personnel and proposed sanctions will be reported to the responsible Chief Investment Officer and/or Manager. Violations of other Access Persons and the proposed sanction will be reported to the General Counsel and Director of Audit of Federated Investors, Inc.

e)	All substantive or material violations of this Code, any sanctions imposed with respect thereto, any patterns or trends noted and any difficulties in administration of the Code shall be reported to Senior Management and to the Board of Directors of the Fund, or its Audit Committee, at least annually.

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VIII.	Definitions

a)	The “1940 Act” means the Investment Company Act of 1940, as amended.

b)	“Access Person” means any person who participates in or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund. It includes a director, trustee, officer, managing general partner, general partner, or Advisory Person of a Fund, of the Underwriter, and of the Adviser and all family members permanently residing in the same household. (If non-family members also reside in the household, the Access Person must either declare that the Access Person has no influence on the investment decisions of the other party or the Access Person must report the party as an Access Person.).

c)	“Adviser” means any registered investment adviser that is an affiliate or subsidiary of Federated Investors, Inc.

d)	“Advisory Person” means (i) any employee of the Underwriter, of the Adviser or of any company in a control relationship to the Underwriter (which would include any operating company that is an affiliate or a subsidiary of Federated Investors, Inc), who, in connection with the employee’s regular functions or duties, makes, participates in, or obtains information regarding the purchases or sales of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Covered Security.

e)	“Associated Procedures” means those policies, procedures and/or statements that have been adopted by the Underwriter, the Adviser or the Fund, and which are designed to supplement this Code and its provisions.

f)	“Beneficial Ownership” will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Covered Securities (or the ability to direct the disposition of the Covered Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Covered Securities; or (iii) receives any benefits substantially equivalent to those of ownership. Beneficial ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16a-l(a)(2) of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person has or acquires.

g)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

h)	“Covered Security” shall include any Security, or interest in a Security, not expressly excluded by provisions of this Code of Ethics, including without limitation: equity and debt securities; derivative securities, including options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; investments in unit investment trusts; and any related instruments and securities. For purposes of reporting, “Covered Security” shall include futures, swaps and other derivative contracts.

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“Covered Security” shall not include: direct obligations of the Government of the United States or U.S. Government Agencies (regardless of their maturities); bankers’ acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies.

i)	“Disinterested Director” means a director, trustee, or managing general partner of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

j)	“Fund” means each investment company registered under the 1940 Act (and any series or portfolios of such company) and any other account advised by an Adviser.

k)	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

l)	“Investment Person” or “Investment Personnel” include: individuals with direct responsibility and authority to make investment decisions affecting the Fund (such as portfolio managers and chief investment officers) and individuals who provide information and advice to such portfolio managers (such as securities analysts); and those who assist in executing investment decisions for the Fund (such as traders) and their related staff members.

m)	“Private Placement” or “limited offering” means an offering that is exempt from registration under Section 4(2) or Section 4(6) of the Securities Act of 1933 or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

n)	“Purchase or Sale of a Covered Security” includes, inter alia, the writing of an option, future or other derivative contract to purchase or sell a Covered Security.

o)	“Security” has the meaning set forth in Section 2(a)(36) of the 1940 Act.

p)	“Underwriter” means any registered broker-dealer that is an affiliate or subsidiary of Federated Investors, Inc.

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Addendum

ACCESS PERSONS
PROCEDURES

Process

Preclearance Approval Using Trade Comply

a)	An Access Person (defined to include all members of the Access Person’s household) who wishes to effect a personal securities transaction, whether a purchase, sale, or other disposition, must preclear the Covered Security in TradeComply prior to engaging in the transaction. [Because TradeComply does not include securities being contemplated for purchase by the Federated Global Management portfolio managers, Access Persons executing transactions in foreign securities must complete additional preclearance steps. See “Preclearing Foreign Securities”.]

b)	When trading options, the Access Person must preclear the underlying security before entering into the option contract.

c)	Based on established criteria, TradaComply determines whether the contemplated transaction should be permitted. The primary criteria applied is whether the Covered Security is on the Federated Equity Restricted List or Open Order lists, or whether the Covered Security was traded by any of the Federated advised funds (fund trade information is updated nightly in TradeComply).

d)	Approval is either granted or denied immediately in TradeComply.

e)	If approval is denied, the contemplated personal transaction in that Covered Security is prohibited until prior approval is subsequently granted upon request in TradeComply.

f)	If approval is granted, the Access Person is free to effect the personal transaction in that Covered Security until the end of the next trading day only. In this regard, open orders extending beyond the next trading day (good till cancel) must be resubmitted for approval in TradeComply to comply with the Code.

g)	All trade requests and their dispositions are maintained in TradeComply and reviewed by the Compliance Department in conjunction with other information provided by Access Persons in accordance with the Code.

h)	The Compliance Department reviews all exceptions generated by TradeComply after fund trades and personal trades have been compared and determines the appropriate action to be taken to resolve each exception.

Preclearing Foreign Securities

a)	All access persons wishing to execute a personal trade in a foreign security must first preclear the security in TradeComply. TradeComply will approve or deny the preclearance request based on its knowledge of any fund activity in the security as well as the access person’s trading restrictions as defined by their assigned compliance group. If the preclearance request in TradeComply is denied, then the personal trade may not be

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executed. If, however, the preclearance request in TradeComply is approved, then the access person must obtain a second preclearance approval from the Federated Global trading desk prior to executing the personal trade.

b)	The Head Trader or Senior Vice President in the New York office will be responsible for granting or denying approval to the second preclearance request If approval is granted, then the access person may execute the personal trade. If, however, approval is denied then the personal trade may not be executed (notwithstanding the first approval granted in TradeComply.)

c)	If approval is granted, the following “Personal Transaction Notification” form must be completed so that the Head Trader can maintain a record of all preclearance requests.

d)	The Head Trader sends a copy of any completed forms, whether approval was granted or denied, to the Compliance Department.

If extraordinary circumstances exist, an appeal may be directed to the Chief Compliance Officer, Brian Bouda at (412) 288-8634. Appeals are solely within the discretion of the Chief Compliance Officer.

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Addendum

PERSONAL TRANSACTION NOTIFICATION

I, _______________________ intend to buy/sell shares of _____________________________ for my personal account or an account for which I have discretion. I am aware of no conflict this transaction may pose with any mutual fund managed by Federated Investors or Federated Global Research.

Signed by:

Date:

Acknowledged by:
(Head Trader or Sr. VP)

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COMPLIANCE DEPARTMENT
PROCEDURES

Preclearance

Preclearance approval and a statement that the Access Person was not aware of any consideration by research analysts or fund portfolio managers of a security for a fund trade or an actual anticipated transaction, shall be conclusive for purposes of reviewing a personal transaction, unless additional facts or a preponderance of circumstances suggest otherwise. This conclusive presumption does not apply to research analysts covering or recommending a Covered Security involved in a fund trade or portfolio managers of a fund making a trade in that security.

Initial Reporting Process

1.	A member of the Compliance Department meets with each new Access Person and reviews the Code of Ethics, the Insider Trading Policy and the procedures for preclearing personal securities transactions through TradeComply.

2.	The Access Person is required to complete the “Certification and Acknowledgment Form” to acknowledge his/her understanding of the Code of Ethics and return it to the designated Compliance Assistant within ten (10) calendar days.

3.	In addition, the Access Person is required to complete the “Personal Security Portfolio Form” which includes the following information:

a)	the full name, description, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; and

b)	the name and address of any broker, dealer or bank maintaining an account in which any Securities are held.

4.	A separate form must be completed for the Access Person and all household members as defined in Section VIII(b) of the Code. The signed form(s) must be returned to the Compliance Department within ten (10) calendar days.

5.	A member of the Compliance Department inputs current portfolio holdings information into TradeComply as “initial” holdings.

6.	The Compliance Department notifies each broker, dealer or bank that duplicate confirmations and statements for the Access Person and household members, if applicable, must be sent to Brian P. Bouda, Chief Compliance Officer, effective immediately.

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Quarterly Reporting Process

1.	On the first business day after each calendar quarter end, the Compliance Assistant sends an e-mail to each Access Person giving step-by-step instructions on bow to complete the quarterly reporting requirements using TradeComply.

2.	Within ten (10) calendar days of the quarter end, the Access Person is required to:

a)	review for accuracy all Covered Security transactions recorded during the previous calendar quarter in all personal and household member accounts;

b)	review all open account information, including names of brokers, banks and dealers, addresses and account numbers;

c)	notify the Compliance Department of any new accounts established with brokers, banks or dealers during the quarter and the date the account was established;

d)	resolve any discrepancies with the Compliance Department;

e)	record an electronic signature on TradeComply.

3.	Lisa Ling, Compliance Officer, reviews Covered Security transactions by any Access Person during the calendar quarter periodically throughout the quarter using the Compliance Monitor function in TradeComply.

4.	The Compliance Department issues memos to each Access Person if any transactions he or she has executed during the quarter have been deemed to be either exceptions to or violations of the Code’s requirements.

5.	Based on the activity and the responses to the memos, the Compliance Department may impose any of the sanctions identified in Section VII.

Annual Reporting Process

1.	At least annually, the Compliance Department requires that each Access Person read the Code and certify and acknowledge his/her understanding of the Code and its requirements.

2.	This re-certification is required to be completed within ten (10) calendar days of the request. The Compliance Department monitors compliance with this requirement through the electronic signatures on TradeComply.

3.	At the same time, the Compliance Department provides each Access Person with a current list of securities held in the Access Person’s account(s) on TradeComply.

4.	Within ten (10) calendar days of the request the Access Person is required to:

a)	review for accuracy all securities held in all personal and household member accounts, including the title, number of shares and principal

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amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

b)	review all open account information, including names of brokers, banks and dealers, addresses and account numbers;

c)	resolve any discrepancies with the Compliance Department;

d)	record an electronic signature cm TradeComply.

Reporting to the Board of Directors

1.	Each quarter, the Compliance Department will provide reports of any substantive or material violations of the Code to the Board of Directors Audit Committee. The Compliance Department will also report any difficulties in administration of the Code and any trends or patterns of personal securities trading which are deemed by the Compliance Department to be violations of the Code.

2.	The Compliance Department provides the Board with the name of the Access Person; the type of violation; the details of the transaction(s); and the types of sanctions imposed, if any.

Record keeping Requirements

The Compliance Department maintains the following books and records in TradeComply for a period no less than six (6) calendar years;

a)	a copy of the Code of Ethics;

b)	a record of any violation of the Code of Ethics and any action taken as a result of the violation;

c)	a copy of each report made by an Access Person, including initial, quarterly and annual reporting;

d)	a record of all Access Persons (current and for the past five years);

e)	a record of persons responsible for reviewing reports; and

f)	a copy of any supporting documentation used in making decisions regarding action taken by the Compliance Department with respect to personal securities trading.

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